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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-76536-01) of Lyondell Chemical Company of the following reports, which appear in Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement as amended.

.. Our report dated March 8, 2002 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

.. Our report dated March 8, 2002 on our audits of the consolidated financial statements of Equistar Chemicals, LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

.. Our report dated February 4, 2002 on our audits of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 2001 and 2000 for each of the three years in the period ended December 31, 2001.



PricewaterhouseCoopers LLP

Houston, Texas
April 10, 2002